Exhibit 99.1

Storm Cat Energy Corporation Announces $80.0 Million Credit Facility
and Approved 2008 Capital Expenditure Budget

DENVER and CALGARY, Alberta – December 27, 2007 – Storm Cat Energy Corporation (AMEX: SCU; TSX: SME) today announced the closing of a new $80.0 million senior, secured credit facility (the “Credit Facility”) with Regiment Capital Advisors, LP and Wells Fargo Foothill, part of Wells Fargo & Company (NYSE: WFC). The proceeds from the Credit Facility will be used by the Company to retire the outstanding principal balance under its previous senior credit facility, including accrued interest, and provide additional liquidity for development of the Company’s capital development opportunities.

The $80.0 million Credit Facility has an initial $55.0 million borrowing base which is comprised of a $50.0 million senior revolving credit facility ($25.0 million initial borrowing base; $13 million outstanding) and a $30.0 million term loan facility ($30.0 million initial borrowing base; $30.0 million outstanding). The Credit Facility is secured by substantially all of the Company’s assets. Outstanding borrowings under the Credit Facility will mature on September 27, 2011, which maturity date may be extended to December 27, 2012 if the Company’s existing subordinated convertible notes are fully converted into equity or refinanced prior to September 27, 2011.

The Credit Facility will be used, in conjunction with cash flow from operations, to fund the Company’s 2008 Capital Expenditure budget of $38.2 million, recently approved by the Company’s Board of Directors.  The 2008 Capital Expenditure budget allocates $16.0 million to the Fayetteville Shale to drill eight net wells, $20.0 million in the Powder River basin to drill approximately 120 wells, $1.0 million in Elk Valley to continue ongoing production operations and the remainder on non-project capital expenditures.

About Storm Cat Energy
Storm Cat Energy is an independent oil and gas company focused, on the exploration, production and development of large unconventional gas reserves from fractured shales, coal beds and tight sand formations and, secondarily, from conventional formations. The Company has producing properties in Wyoming's Powder River Basin, and Arkansas' Arkoma Basin and exploration and development acreage in Canada. The Company's shares trade on the American Stock Exchange under the symbol "SCU" and in Canada on the Toronto Stock Exchange under the symbol "SME."
Company Contact:

William Kent
Director, Investor Relations
Phone: 303-991-5070
www.stormcatenergy.com

Forward-looking Statements
This press release contains certain “forward-looking statements”, as defined in the United States Private Securities Litigation Reform Act of 1995, and within the meaning of Canadian securities legislation, relating to proposed new wells and infrastructure improvements affecting the Company’s operations. Forward-looking statements are statements that are not historical facts; they are generally, but not always, identified by the words “expects,” “plans,” “anticipates,” “believes,” “intends,” “estimates,” ”projects,” “aims,” “potential,” “goal,” “objective,” “prospective,” and similar expressions, or that events or conditions “will,” “would,” “may,” “can,” “could” or “should” occur. Forward-looking statements are based on the beliefs, estimates and opinions of Storm Cat’s management on the date the statements are made and they involve a number of risks and uncertainties.  Consequently, there can be no assurances that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements.  Storm Cat undertakes no obligation to update these forward-looking statements if management’s beliefs, estimates or opinions, or other factors, should change.  Factors that could cause future results to differ materially from those anticipated in these forward-looking statements include, but are not limited to, the volatility of natural gas prices, the possibility that exploration efforts will not yield economically recoverable quantities of gas, accidents and other risks associated with gas exploration and development operations, the risk that the Company will encounter unanticipated geological factors, the Company’s need for and ability to obtain additional financing, the possibility that the Company may not be able to secure permitting and other governmental clearances necessary to carry out the Company’s exploration and development plans, and the other risk factors discussed in greater detail in the Company’s various filings on SEDAR (www.sedar.com) with Canadian securities regulators and its filings with the U.S. Securities and Exchange Commission, including the Company’s Form 10-K for the fiscal year ended December 31, 2006.

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